Exhibit 99.1

SERA PROGNOSTICS APPOINTS SCOTT GLEASON CHIEF FINANCIAL OFFICER

Salt Lake City – August 19, 2026 – Sera Prognostics Inc., The Pregnancy Company® (Nasdaq: SERA), focused on improving maternal and neonatal health by providing innovative pregnancy biomarker information to doctors and patients, announced today that Scott Gleason has been appointed Chief Financial Officer (CFO), effective August 31, 2026.

Mr. Gleason brings more than 25 years of healthcare, diagnostics, and capital markets experience to Sera. Most recently, he served as Vice President of Investor Relations and Treasury at Neogen Corporation and previously served as CFO of LarmorBio and NX Prenatal. He also served as the interim CFO of OraSure Technologies, helping to scale the company’s COVID-19 test to a multi-hundred-million-dollar product. Prior to OraSure, he led corporate strategy and investor relations at Myriad Genetics. His combination of financial leadership, capital markets expertise, and strategic perspective will support Sera’s next stage of commercial development. Mr. Gleason holds a B.S. in Economics from the United States Air Force Academy.

“Scott brings financial leadership, operating discipline, and capital markets experience that will support Sera’s continued growth and execution,” said Zhenya Lindgardt, Chief Executive Officer of Sera. “As we continue expanding access to the PreTRM® Test and advancing our commercialization efforts, his unique combination of CFO experience, investor relations expertise, and strategic leadership will be an important asset as we strengthen commercial execution and support our business priorities.”

“I am exceptionally excited to join the team at Sera. Preterm birth remains one of the largest areas of unmet medical need in our healthcare system with significant opportunity to drive value for patients, payers, and physicians,” said Mr. Gleason. “Sera has built a strong commercial foundation, generated gold standard evidence supporting the value of the PreTRM test and has a significant opportunity to establish this product as the standard of care for all pregnant women. I look forward to partnering with the leadership team to support this important mission.”

Austin Aerts, who has served as Chief Financial Officer since June 2023, will transition to an advisory capacity focused on strategic initiatives and ensuring continuity. Since joining the company in 2017, he has held a series of finance leadership positions and played a pivotal part in guiding Sera through its successful initial public offering and transition to the public markets. Austin played a critical role in the company’s financial strategy, operational readiness, and execution throughout the IPO process, contributing significantly to Sera’s successful transition to the public markets and helping establish the foundation for the company’s next phase of growth as a public company. In his advisory role, he will continue to provide strategic support and institutional knowledge as the company moves through the transition.

“Austin has been an exceptional partner and leader throughout his time at Sera,” said Ms. Lindgardt. “Since joining the company over nine years ago, including serving as CFO, his dedication, financial leadership, and deep understanding of our business have been instrumental to Sera’s growth and evolution. We are grateful for his many contributions and look forward to continuing to partner with him to grow Sera’s business.”

About Sera Prognostics, Inc.

Sera Prognostics is a leading health diagnostics company dedicated to improving the lives of women and babies through precision pregnancy care. Sera’s mission is to provide early, pivotal pregnancy information to improve the health of mothers and newborns, resulting in reductions in the costs of healthcare delivery. Sera has a robust pipeline of innovative diagnostic tests focused on the early prediction of preterm birth risk and other complications of pregnancy. Sera’s precision medicine PreTRM® Test reports to a physician the individualized risk of spontaneous premature delivery in a pregnancy, enabling earlier proactive interventions in women with higher risk. Sera Prognostics is headquartered in Salt Lake City, Utah.

About Preterm Birth

Preterm birth is defined as any birth before 37 weeks’ gestation and is the leading cause of illness and death in newborns. The 2025 March of Dimes Report Card shows that, for the fourth consecutive year, the United States earned a D+ grade for preterm birth, marking the longest stretch of the lowest grade in Report Card history. Prematurity is associated with a significantly increased risk of major long-term medical complications, including learning disabilities, cerebral palsy, chronic respiratory illness, intellectual disability, seizures, and vision and hearing loss, and can generate significant costs throughout the lives of affected children. The annual health care costs to manage short- and long-term complications of prematurity in the United States were estimated to be approximately $25 billion for 2016.

About the PreTRM® Test

The PreTRM® Test is the only broadly validated, commercially available blood-based biomarker test that provides an early, accurate and individualized risk prediction for spontaneous preterm birth in asymptomatic singleton pregnancies. The PreTRM® Test measures and analyzes proteins in the blood that are highly predictive of preterm birth. The PreTRM® Test permits physicians to identify, during the weeks 18 through 20 of pregnancy, which women are at increased risk for preterm birth and its complications, enabling more informed, personalized clinical decisions based on each woman’s individual risk. The PreTRM® Test is ordered by a medical professional.

Sera, Sera Prognostics, the Sera Prognostics logo, The Pregnancy Company, and PreTRM are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States and/or other countries.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s next stage of commercial development; the Company’s continued growth and execution; continued expansion of access to the PreTRM® Test and advancement of the Company’s commercialization efforts; strengthening commercial execution; establishing the PreTRM® test as the standard of care for all pregnant women; Mr. Aerts’s transition to an advisory role focused on strategic initiatives and ensuring continuity; and the Company’s strategic directives under the caption “About Sera Prognostics, Inc.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: net losses, cash generation, and the potential need to raise more capital; revenues from the PreTRM Test representing substantially all Company revenues to date;

the need for broad scientific and market acceptance of the PreTRM Test; a concentrated number of material customers; our ability to introduce new products; potential competition; our proprietary biobank; critical suppliers; estimates of total addressable market opportunity and forecasts of market growth; potential third-party payer coverage and reimbursement; new reimbursement methodologies applicable to the PreTRM Test, including new CPT codes and payment rates for those codes; changes in FDA regulation of laboratory-developed tests; the intellectual property rights protecting our tests and market position; and other factors discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Investor Contact

Jennifer Zibuda, Head of Investor Relations

jzibuda@sera.com

+1 (801) 396-8043

Media Contact

Nicole Kaplan at Allison Worldwide

sera@allisonworldwide.com

+1 (847) 721-6033